Exhibit 99.1
NEWS RELEASE

FOR IMMEDIATE RELEASE	CONTACT:	Thomas A. Young, Jr.
November 4, 2009		Paul M. Harbolick, Jr.
(703) 814-7200
Alliance Bankshares 3rd Quarter 2009 Results
Continued progress in reducing nonperforming assets; Positive improvements in the net interest margin; Strong deposit growth seen in 2009
CHANTILLY, VA — Alliance Bankshares Corporation (NASDAQ — ABVA) today reported a third quarter loss of $896 thousand compared to the third quarter 2008 loss of $2.4 million. On a year-to-date basis the company reported a net loss of $1.9 million compared to a loss of $5.5 million for the same period in 2008. Despite the net loss, all regulatory capital ratios remain above the levels necessary to be considered a “well capitalized” institution.
“Our results, although improving, reflect the reality of where we are in the credit cycle. At the same time, the key drivers of our return to profitability are improving: a rising net interest margin, successful deposit gathering initiatives, well contained non-interest expense and declining levels of non-performing assets. Our team remains focused on the financial strategies we believe will return us to profitability,” said Thomas A. Young, Jr., President & CEO.
“The third quarter 2009 net interest margin improved to 3.01% and for the full year 2009 the net interest margin rose to 2.87%. Demand deposits were $120.9 million as of September 30, 2009, up over 60% since December 31, 2008. Non-interest expenses for the third quarter 2009 increased by a nominal 1.1% over the third quarter 2008 levels, while absorbing a variety of nonrecurring expenses. Nonperforming assets decreased to $14.6 million or 2.30% of total assets. Improving these performance metrics remains the primary focus of the management team,” he continued.
In accordance with the long term plan, management has made significant progress on a number of strategies:
•	As part of the strategic initiative to reduce certain loan concentrations and adjust the portfolio mix, the loan portfolio declined from the December 31, 2008 level of $367.4 million to the September 30, 2009 level of $355.5 million. Meaningful reductions have been achieved in construction loans, land loans and HELOCs.

•	The plan called for a significant reduction in trading assets. At September 30, 2009, trading assets amounted to $10.9 million or $71.7 million lower than the December 31, 2008 level of $82.6 million. Remaining are five private label collateralized mortgage obligations with a fair value of $4.3 million that are expected to cashflow out and a four agency callable bonds with a fair value of $6.6 million.

•	Core deposit initiatives have resulted in growing total deposits to $501.9 million as of September 30, 2009 compared to $428.7 million as of December 31, 2008.

As of September 30, 2009, demand deposits represented 24.1% of total deposits up from the 17.6% as of December 31, 2008.
“One can never predict with certainty when recessions will start or end. The management team and the board of directors remain focused on taking action that will add long-term franchise value yet managing through the current recession. The recent third quarter GDP announcement may serve as an indicator that the recession is nearing the end. As we continually decrease our exposure to nonperforming assets, improve our funding mix and net interest margin and take a careful approach towards overhead costs, we believe the foundation for the future is positive. We thank you for your continuous support in the most challenging banking environment since the great depression,” said William M. Drohan, Chairman of the Board of Directors.
Some of the matters discussed herein may include forward-looking statements. These forward-looking statements may include statements regarding profitability, balance sheet management goals and actions and financial and other goals. These statements are based on certain assumptions and analyses by the company and other factors it believes are appropriate in the circumstances. However, the company’s expectations are subject to a number of risks and uncertainties such as changes in personnel, interest rates, accounting standards, economic conditions and other factors that could cause actual results, events and developments to differ materially from those contemplated by any forward-looking statements herein. Consequently, all forwarding-looking statements made herein are qualified by these cautionary statements and cautionary language in the company’s most recent report on Form 10-K and other documents filed with the Securities and Exchange Commission.
More information on Alliance Bankshares Corporation can be found online at
www.alliancebankva.com, or by phoning an Alliance office.
###

ALLIANCE BANKSHARES CORPORATION
Consolidated Balance Sheets

	September 30,	December 31,	September 30,
	2009*	2008	2008*

ASSETS	(Dollars in thousands)

Cash and due from banks	$72,711	$12,205	$25,211
Federal funds sold	35,249	5,050	12,976
Trading securities, at fair value	10,893	82,584	89,386
Investment securities available-for-sale, at fair value	133,327	73,303	21,793

Loans held for sale	589	347	989
Loans, net of unearned discount and fees	355,500	367,371	370,768
Less: allowance for loan losses	(5,295)	(5,751)	(6,000)

Loans, net	350,205	361,620	364,768

Premises and equipment, net	2,153	1,888	1,861
Other real estate owned (OREO)	9,808	11,749	13,379
Intangible assets	2,016	2,331	2,415
Goodwill	3,569	3,569	3,869
Other assets	15,210	18,203	16,172

TOTAL ASSETS	$635,730	$572,849	$552,819

LIABILITIES AND STOCKHOLDERS’ EQUITY

Non-interest bearing deposits	$120,941	$75,448	$74,167
Interest-bearing deposits ($9,233, $24,180 and $41,329 at fair value)	380,943	353,276	327,281

Total deposits	501,884	428,724	401,448

Repurchase agreements, federal funds purchased and other borrowings	32,907	40,711	46,318
Federal Home Loan Bank advances ($25,908, $26,361 and $26,111 at fair value)	50,908	51,361	51,111
Trust Preferred Capital Notes	10,310	10,310	10,310
Other liabilities	3,387	4,576	4,379
Commitments and contingent liabilities	—	—	—

TOTAL LIABILITIES	599,396	535,682	513,566

Common stock, $4 par value; 15,000,000 shares authorized;	20,427	20,427	20,427
5,106,819, 5,106,819 and 5,106,819 shares issued and outstanding at
September 30, 2009, December 31, 2008 and September 30, 2008, respectively.
Capital surplus	25,724	25,364	25,293
Retained earnings (deficit)	(10,488)	(8,620)	(5,137)
Accumulated other comprehensive income (loss), net	671	(4)	(1,330)

TOTAL STOCKHOLDERS’ EQUITY	36,334	37,167	39,253

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$635,730	$572,849	$552,819

*	Unaudited financial results

ALLIANCE BANKSHARES CORPORATION
Consolidated Income Statements

	Three Months Ended	Three Months Ended	Nine Months Ended	Nine Months Ended
	September 30,	September 30,	September 30,	September 30,
	2009*	2008*	2009*	2008*

	(Dollars in thousands, except per share)
INTEREST INCOME:
Loans	$5,319	$5,897	$15,781	$18,110
Trading securities	242	986	1,345	3,082
Investment securities	1,719	253	4,333	850
Federal funds sold	16	28	44	114

Total interest income	7,296	7,164	21,503	22,156

INTEREST EXPENSE:
Deposits	2,670	3,166	8,220	9,760
Purchased funds and other borrowings	516	788	1,652	2,862

Total interest expense	3,186	3,954	9,872	12,622

Net interest income	4,110	3,210	11,631	9,534
Provision for loan losses	1,421	2,200	2,695	3,360

Net interest income after provision for loan losses	2,689	1,010	8,936	6,174

OTHER INCOME:
Insurance commissions	611	681	2,301	2,497
Deposit account service charges	75	65	218	209
Gain on sale of loans	12	29	87	121
Net gain on sale of securities	507	(56)	1,370	(46)
Trading activity and fair value adjustments	(4)	(142)	(143)	(2,531)
Other operating income	47	24	94	91

Total other income (loss)	1,248	601	3,927	341

OTHER EXPENSES:
Salaries and employee benefits	2,156	2,270	6,534	6,695
Occupancy expense	661	623	1,933	1,714
Equipment expense	238	254	682	731
Other real estate owned expense	519	715	1,134	1,289
Operating expenses	1,748	1,400	5,456	4,640

Total other expenses	5,322	5,262	15,739	15,069

INCOME (LOSS) BEFORE INCOME TAXES	(1,385)	(3,651)	(2,876)	(8,554)
Income tax expense (benefit)	(489)	(1,280)	(1,008)	(3,017)

NET INCOME (LOSS)	$(896)	$(2,371)	$(1,868)	$(5,537)

Net income (loss) per common share, basic	$(0.18)	$(0.46)	$(0.37)	$(1.08)

Net income (loss) per common share, diluted	$(0.18)	$(0.46)	$(0.37)	$(1.08)

Weighted average number of shares, basic	5,106,819	5,106,819	5,106,819	5,106,819

Weighted average number of shares, diluted	5,106,819	5,106,819	5,106,819	5,106,819

*	Unaudited financial results

ALLIANCE BANKSHARES CORPORATION
Consolidated Statistical Information
Performance Information

	September 30,	September 30,
	2009*	2008*

	(Dollars in thousands, except per share)
Performance Information:

For The Three Months Ended:
Average loans	$357,196	$371,206
Average earning assets	552,103	494,278
Average assets	600,098	548,307
Average non-interest bearing deposits	100,753	65,432
Average total deposits	468,596	387,156
Average interest-bearing liabilities	461,199	438,462
Average equity	35,409	41,828
Net interest margin (1)	3.01%	2.65%
Earnings per share, basic	$(0.18)	$(0.46)
Earnings per share, diluted	(0.18)	(0.46)

For The Nine Months Ended:
Average loans	$362,480	$378,751
Average earning assets	552,455	501,555
Average assets	598,341	551,037
Average non-interest bearing deposits	96,540	66,597
Average total deposits	451,356	384,548
Average interest-bearing liabilities	462,707	438,027
Average equity	36,294	43,482
Net interest margin (1)	2.87%	2.60%
Earnings per share, basic (2)	$(0.37)	$(1.08)
Earnings per share, diluted (2)	(0.37)	(1.08)

*	Unaudited financial results

(1)	On a fully-tax equivalent basis assuming a 34% federal tax rate.

ALLIANCE BANKSHARES CORPORATION
Consolidated Statistical Information
Credit Quality Information (1)

	September 30,	December 31,	September 30,
	2009*	2008	2008*

	(Dollars in thousands)
Credit Quality Information:
Nonperforming assets:
Impaired loans (performing loans with a specific allowance)	$541	$1,428	$6,082
Non-accrual loans	4,277	3,467	2,803
OREO	9,808	11,749	13,379
Total nonperforming assets & past due loans	$14,626	$16,644	$22,264

Specific reserves associated with impaired & non-accrual loans	$1,312	$1,148	$1,714

Largest components of the nonperforming assets listed above:
September 30, 2009 impaired loans (100% of the total)
$541 thousand on building lots in Northern Virginia.

September 30, 2009 non-accrual loans (93.9% of the total)
$1.7 million which is secured by 1-4 family residential properties to a variety of borrowers.
$783 thousand which is secured by business assets in Northern Virginia.
$655 thousand on building lots in Northern Virginia.
$400 thousand which is secured by a commercial real estate property in Winchester, Virginia.
(Non-accrual as of 3/31/09)
$373 thousand which is secured by a residential condominium project in Virginia Beach, Virginia.
(Non-accrual as of 9/30/08)
$130 thousand which is a consumer HELOCs to one borrower.

September 30, 2009 OREO (95.0% of the total)
$2.6 million which is multi-family land in Northern Virginia.
(OREO as of 9/30/09)
$2.1 million which is farmland/development acreage in the Winchester Virginia area.
(OREO as of 3/31/08)
$1.4 million which is residential building lots in Northern Virginia.
(OREO as of 6/30/08)
$1.2 million on building lots in Northern Virginia.
(OREO as of 3/31/08)
$911 thousand which consists of two parcels of land in Northern Virginia.
(OREO as of 3/31/08)
$667 thousand which is two office condominium units in Northern Virginia.
(OREO as of 3/31/09; sold in October 2009)
$527 thousand which is a two unit office condominium in Richmond, Virginia.
(OREO as of 12/31/07)

*	Unaudited financial results

(1)	The allowance for loan losses includes a specific allocation for all impaired loans. Nonperforming assets are defined as impaired loans, non-accrual loans, OREO and loans past due 90 days or more and still accruing interest.

ALLIANCE BANKSHARES CORPORATION
Consolidated Statistical Information
Credit Quality Information (1)

For The Nine Months Ended:	September 30,	September 30,
	2009*	2008*

	(Dollars in thousands)
Balance, beginning of period	$5,751	$6,411
Provision for loan losses	2,695	3,360
Loans charged off	(3,289)	(4,242)
Recoveries of loans charged off	138	471

Net charge-offs	(3,151)	(3,771)

Balance, end of period	$5,295	$6,000

	September 30,	June 30,	March 31,	December 31,	September 30,
	2009*	2009*	2009*	2008	2008*

Ratios:
Allowance for loan losses to total loans	1.49%	1.47%	1.42%	1.57%	1.62%
Allowance for loan losses to non-accrual loans	1.2X	0.9X	2.3X	1.7X	2.1X
Allowance for loan losses to nonperforming assets	0.4X	0.3X	0.4X	0.3X	0.3X
Nonperforming assets to total assets	2.30%	2.41%	2.42%	2.91%	4.03%
Net charge-offs to average loans	0.88%	0.50%	0.30%	1.43%	1.00%

*	Unaudited financial results

(1)	The allowance for loan losses includes a specific allocation for all impaired loans. Nonperforming assets are defined as impaired loans, non-accrual loans, OREO and loans past due 90 days or more and still accruing interest.

ALLIANCE BANKSHARES CORPORATION
Consolidated Statistical Information
Trading Asset & Liability Summary

	September 30, 2009		December 31, 2008		September 30, 2008
	Fair		Fair		Fair
Trading Securities	Value	Yield	Value	Yield	Value	Yield

	(Dollars in thousands)
U.S. government corporations & agencies	$6,562	5.18%	$35,947	5.25%	$40,292	5.32%
PCMOs [1]	4,331	5.36%	12,251	5.42%	12,569	5.40%
SBA securities [2]	—	0.00%	34,386	2.99%	36,525	3.03%

Totals	$10,893	5.26%	$82,584	4.37%	$89,386	4.44%

[1]	All PCMOs were rated AAA by at least one service on the purchase date. The current portfolio has a variety of ratings. All instruments are performing as expected.

[2]	SBA securities are U.S. government agency securities. For presentation purposes they are separated out on the table above.

	September 30, 2009	December 31, 2008	September 30, 2008
	Fair	Fair	Fair
Fair Value Assets and Liabilities	Value	Value	Value

	(Dollars in thousands)
Trading securities	$10,893	$82,584	$89,386

Interest-bearing deposits (brokered certificates of deposit)	$9,233	$24,180	$41,329
FHLB advances	25,908	26,361	26,111

Total fair value liabilities	$35,141	$50,541	$67,440

ALLIANCE BANKSHARES CORPORATION
Consolidated Statistical Information
Capital Information

	September 30,	December 31,	September 30,
	2009*	2008	2008*

	(Dollars in thousands, except per share)
Capital Information:
Book value per share	$7.11	$7.28	$7.69
Tier I risk-based capital ratio	10.0%	9.6%	10.0%
Total risk-based capital ratio	11.2%	10.9%	11.3%
Leverage capital ratio	6.7%	7.6%	8.2%

*	Unaudited financial results